Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GameStop Corp.
Grapevine, Texas
     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 No. 333-128960, S-3 333-133171, S-4 333-133562, S-4 333-125161, S-8 333-82652, S-8 333-126154 and S-8 333-144777 of GameStop Corp. of our reports dated March 31, 2008, relating to the consolidated financial statements and financial statement schedule and the effectiveness of GameStop Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP BDO SEIDMAN, LLP
Dallas, Texas
April 2, 2008